UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VERSARTIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed:

Versartis, Inc. 1020 Marsh Rd Menlo Park, California 94025

PLEASE VOTE YOUR PROXY TODAY

September 19, 2018

Dear Stockholder,

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Versartis, Inc., which will be held on Friday, October 5, 2018. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated September 5, 2018, the Board of Directors recommends that you vote “FOR” all proposals. Please vote as soon as possible via the internet, by telephone, or alternatively, please sign, date, and return the enclosed proxy card in the envelope provided.

If you need assistance voting your shares, please call our proxy solicitor, D.F. King toll-free at (800) 848-3374 or collect at (212) 269-5550.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Kevin Haas

Vice President, Finance

You may use one of the following methods to provide your voting instructions:

Vote by Internet: Log-on to www.proxyvote.com. Enter your control number set forth on your voting instruction form.

Vote by Telephone: Call 1-800-454-8683. Have your control number listed on your voting instruction form ready and follow the instructions.

Vote by Mail: Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.